Exhibit 99.1

U.S. Goldmining targets expansion

at the Whistler GoLD-CoPPER project, Alaska

Anchorage, Alaska – November 7, 2023 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the “Company”) is pleased to provide an update on the Company’s 2023 Phase 1 drilling program (the “Program”), which commenced in August this year. The objectives of the Program are to expand and increase confidence in the existing gold-copper deposits at the 100% owned Whistler Gold-Copper Project (“Whistler” or the “Project”) in Alaska, USA, and to test prospective exploration targets in close proximity to known resources.

Phase 1 Drilling Program Highlights:

●	Three drill holes have been completed for a total of 1,674 meters at the existing Whistler Deposit (as defined below), the namesake and the largest resource within the overall Project.

●	Drilling at the Whistler Deposit was designed to test the southern extents of the porphyry mineral system, improve the geological model and collect new geometallurgical and geotechnical information.

●	Assays are pending for all drill holes. The Company expects to release assay results as they become available. Core from the first three drill holes has been logged and sampled on-site by the geological team and samples sent to an independent laboratory for analysis. Estimated laboratory turnaround times are approximately six weeks upon receipt of samples.

●	The Company has recently commenced drilling of the Rainmaker South target, a new potential porphyry mineral system located approximately 1 kilometer southeast of the Whistler Deposit. The Rainmaker South target was developed by reprocessing geophysical data and from compilation of historic drilling.

Tim Smith, Chief Executive Officer of U.S. GoldMining, commented: “We are excited to have a drill turning on the Whistler Project. Our technical team is rapidly developing our geologic understanding of the Project, which is allowing us to better target extensions and delineate higher-grade zones within the existing Whistler Deposit. Along with the known deposits, we have also identified multiple look-a-like exploration targets within our large 100% owned package of State mining claims. I am proud of the ongoing hard work by our team as we continue our inaugural drilling program and look forward to providing results as they become available.”

Figure 1 Drilling at the Whistler Deposit, September 2023.

Whistler Deposit Drilling

The Whistler Deposit is the single largest resource within the Project (see Technical Information). Accordingly, the Program’s main priority is to increase confidence in the geologic model and potentially expand the existing resource of the Whistler Deposit. Three diamond core drill holes (WH23-01, WH23-02 and WH23-03) for a total of 1,674 meters were completed from a single drill pad – see Figure 2. Drill holes WH23-01 and WH23-02 targeted the southeast and southwest extents, respectively, of the mineralized early porphyry phases. WH23-03 was drilled at a steeper angle to provide additional geological data for the deeper portion of the resource model. Assays are pending for all drillholes.

New Target – Rainmaker South

New exploration targets are being developed through processing of geophysical and geological data, utilizing the Whistler Deposit as an analogue (see Figure 3). Each of the anomalies identified by this targeting process may be related to a porphyry intrusion. Additional data sets including historic drilling, mapping and geochemical sampling, provide further support for ranking and prioritization of the targets identified by this process. The company has recently commenced drilling on the high priority Rainmaker South target, located 1 kilometer to the southeast of the Whistler Deposit.

The geological team is continuing to employ additional search criteria to identify and rank targets to determine priorities for drilling in 2024. A three-dimensional model which highlights the numerous potential porphyry intrusion targets identified to date, can be viewed within the Company’s VRIFY presentation viewable on the Company’s website: https://www.usgoldmining.us.

Figure 2 Whistler Deposit historic drill holes with gold and copper histograms plotted (see legend). Drill traces for 2023 holes are shown in bold (with prefix ‘WH023’). Drilling is overlain on a geological interpretation of the host diorite porphyry (cut at 200 meters below surface) to illustrate the overall geometry of mineralized porphyry phases (colored pink) and non-mineralized late-stage porphyry phases (colored purple).

510,000 mE
520,000 mE
N
W
E
S
6,880,000 mN
6,870,000 mN
6,860,000 mN
6,850,000 mN
Round Mountain
Snow Ridge
Korbel
Dagwood
Kitty
Long Lake
Whistler
Raintree
Hotfoot
Whisper
Whistler Camp
Rainmaker South
Legend
Property
Deposit
Target
Competitor Prospect
U.S. GOLDMINING
PROPERTY MAP
WHISTLER PROJECT
ALASKA, U.S.A.
Map Coordinate System:
NAD 1983 UTM Zone 05N
Muddy Creek
Cirque Zone
Howell Zone
RPM
Island Mountain
5 km
Super Conductor

Figure 3 The Whistler Project property comprises contiguous State of Alaska mining claims totaling 53,700 acres. Large gold colored stars indicate existing resources: the Whistler, Raintree and Island Mountain gold-copper deposits. Small black stars indicate exploration targets.

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package totaling approximately 217.5 square kilometers (53,700 acres). Visit www.usgoldmining.us for more information.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chair

Tim Smith, Chief Executive Officer

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Technical Information

Tim Smith, P.Geo., Chief Executive Officer of U.S. GoldMining, has supervised the preparation of this news release and has reviewed and approved the scientific and technical information contained herein. Mr. Smith is a “qualified person” as defined in Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

For details of the Whistler Gold-Copper Project mineral resource estimate see technical report “S-K 1300 Technical Report Summary Initial Assessment for the Whistler Project, South Central Alaska” with an effective date of September 22, 2022, available under the Company’s profile at www.sec.gov, or technical report titled “NI 43-101 Mineral Resource Estimate for the Whistler Project, South Central Alaska” with an effective date of September 22, 2022, available under the Company’s profile at www.sedarplus.ca.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of the United States federal securities laws and forward-looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such statements include statements with regard to the Company’s expectations regarding its planned work program and expected resource estimates and other studies regarding Whistler and its expectations regarding the Project. Words such as “expects”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the applicable Canadian regulatory authorities and with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the initial public offering, as well as other filings made by the Company with the SEC at www.sec.gov and the applicable Canadian regulatory authorities at www.sedarplus.ca. Forward-looking statements contained in this news release are made as of this date, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.